Exhibit 99.1
1 Arbitron Inc. NYSE: ARB A world leader in media and marketing information services

2 Forward-Looking Statements Statements made in this presentation that are not historical in nature, particularly regarding expected performance in 2008 and future years, are forward-looking statements. These forward-looking statements are based on our current expectations and assumptions, and involve various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known by the company that could cause such material differences include those referenced or discussed from time to time in our filings with the SEC, including those referenced under the heading "ITEM 1A - Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007 and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements contained in this presentation represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

3 NYSE: ARB Leading media and marketing research firm Established: 1949 Reverse spin Ceridian: March 2001 Headquarters: New York Research and Technology center: Columbia, MD 1,620 employees Market cap: $1.2 billion

4 Company Profile Technology and methods innovator Worldwide reputation Credibility Quality Integrity Attractive investment thesis

5 Radio ratings 79% Consumer retail & media profiles 11% Software 10% Revenue Profile Local Network International 71% 6% 2%

Marketplace profile Radio station subscribers 4,525 Advertising agencies 1,852 Advertisers 389 Broadcast TV 384 Cable networks and systems 61 Newspaper 178 Out of home 86 6

7 Why Invest in Arbitron? Strong financial foundation Sustainable competitive advantage Well-defined strategies for growth

8 Strong Financial Foundation Consistent revenue growth Healthy margins Superior returns Solid cash flow Strong balance sheet

9 Sustainable Competitive Edge Established as "currency" in core market Proactive defensive strategies in place Extensive patent portfolio

10 Well-Defined Growth Strategies Portable People MeterTM (PPM) electronic ratings for radio Leverage investment in PPM for multi-media and marketing research Joint ventures and acquisitions

11 Portable People Meter

12 PPM for Ratings: Status Report Major broadcasters signed 85+ percent of top ten market ad revenue 80+ percent of top 50 market ad revenue Top 50 rollout Philadelphia and Houston "currency" Delayed commercialization in 9 markets to increase customer confidence Significant progress improving sample metrics Targeting Sept '08 restart of Top 50 rollout Remain committed to MRC process

13 Multi-media and marketing research Project Apollo discontinued Enhanced our knowledge and expertise in new arena Sharpened partnering and outsourcing skills Building on the lessons of Project Apollo Integrated media Advertising impact Place-based media

14 What We Expect Arbitron's Marketplace Goals PPM as gold standard for radio ratings An extended period of competitive advantage Secure international flanks Broader penetration among advertisers, marketers and additional media

15 What We Expect Arbitron's Financial Goals Ratings margins restored to historical levels on an enhanced base following PPM transition. Larger, more diversified revenue base due to multi-media and marketing research initiatives and acquisitions / joint ventures Optimized capital structure

16 Financial Metrics * $ in Millions Guidance $365-$372 Revenue EBIT 2002-2007 Revenue CAGR = 6.2% * - All years presented exclude results of Continental Research, which was divested in Jan '08.

17 Financial Metrics * $ in Millions Guidance $365-$372 Revenue EBIT 2002-2007 Revenue CAGR = 6.2% EBIT Margin Impact of planned PPM rollout spending * - All years presented exclude results of Continental Research, which was divested in Jan '08.

18 Guidance 2008 revenue growth: +8 to 10 percent 2008 earnings per share: $1.30-$1.44* 2009 outlook: Further acceleration of revenue growth EBIT growth higher than revenue growth Process of restoring margins begins *Updated 2/26/08 to reflect shut down of Project Apollo pilot

19 EBIT Reconciliation Years Ended December 31, 2003, through 2007 (in millions) (Amounts may not foot due to rounding) '03 '04 '05 '06 '07 EBIT $92 $98 $101 $84 $63 Net Interest (12) (7) (1) (3) 2 Income Tax (31) (31) (33) (30) (24) Income (Loss) - Continuing Ops $49 $60 $67 $50 $41 Income (Loss) - Discontinued Ops 1 - - - - Net Income $50 $61 $67 $51 $40 Arbitron's management believes earnings before interest and income taxes (EBIT) is a useful measure in evaluating Arbitron's historical results since it excludes certain items not directly related to core operating performance. EBIT is calculated by adding net interest expense and income tax expense to net income.

20 Why invest in Arbitron? Strong financial foundation Sustainable competitive advantage Well-defined strategies for growth

21 Arbitron Inc. NYSE: ARB A world leader in media and marketing information services